EXHIBIT 23.1.6

Exhibit 23.1.6

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 10, 2007, with respect to the financial statement of ATEL Associates 12, LLC as of April 3, 2007 included in the Pre-Effective Amendment No. 2 to Form S-1 Registration Statement and Prospectus of ATEL 12, LLC for the registration of 20,000,000 units of limited liability company interest.

/s/ Moss Adams, LLP

San Francisco, California

August 3, 2007